Exhibit 10.14


                        SETTLEMENT AND RELEASE AGREEMENT

         This Settlement and Release Agreement (the "Agreement") by and among L.A.W. Properties Coral Springs, LLC. ("LAW"), P.D.C. Innovative Industries, Inc. ("PDC" or the "Company") and Sandra Sowers ("Guarantor") is dated as of the 11th day of March, 2004.

                                    RECITALS:

         WHEREAS, LAW and PDC entered into a lease agreement on July 7, 2000, which lease superceded a prior lease between LAW and PDC dated April 1,1998 (the "Lease");

         WHEREAS, the Lease was individually guaranteed by Guarantor; and

         WHEREAS, pursuant to and/or in connection with such Lease, PDC became indebted to LAW;

         WHEREAS, LAW commenced an action in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida (Case No. 02-016659(09)) to recover monies owed under the Lease, and pursuant to such action, a Final Judgment for Possession & Damages was entered on October 17, 2002 in the amount of $224,122.00, together with reasonable attorney's fees of $2,245 and court costs of $340 (the "Obligation");

         WHEREAS, LAW is currently in possession of PDC's construction levels, certain machinery, furniture and office equipment (the "Equipment");

         WHEREAS, PDC, Sowers and LAW desire to reach an amicable settlement with respect to such Obligation and the Equipment and with respect to Guarantor's obligations under such Lease;

         NOW THEREFORE, in consideration of the mutual promises, terms and conditions set forth herein and other good and valuable consideration the receipt and sufficiency of which is acknowledged by the parties hereto, the parties stipulate and agree as follows:

                            STIPULATION AND AGREEMENT

         1. Recitals True and Correct. The foregoing recitals are true and correct and are incorporated herein by reference and made part of this Agreement as if fully set forth herein.

         2. The Settlement Payment. , PDC shall pay to LAW the sum of $25,000 plus simple interest at the rate of ten (10%) percent per annum in full and final satisfaction of the Obligation and for the return by LAW of the Equipment as follows:

                  (a) Concurrent with the execution of this Agreement, PDC will execute and deliver to LAW a promissory note ("Promissory Note"), the form of which is attached hereto as Exhibit A and made a part hereof, in favor of LAW in the principal amount of Twenty-Five Thousand Dollars ($25,000.00), which amount shall bear simple interest at the rate of ten (10%) percent per annum, and shall become due and owing in a lump sum payment on June 30, 2004 (the

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"Settlement Payment"), unless earlier prepaid (in which case without any prepayment penalty). Such Promissory Note shall provide for payment of the Settlement Payment to Ronald Isriel, Esq. , who will hold such Settlement Payment until LAW has satisfied the provisions of paragraph 2(b) hereof.

                  (b) Such Settlement Payment shall be held in trust by Ronald Isriel, Esq., 80 SW 5th St., Suite 1720, Miami, FL 33130, until such time as LAW delivers to PDC and Guarantor, pursuant to the notice provisions set forth herein, a copy of a recorded Satisfaction of Judgment (as more fully described in paragraph 4 below).

         3. Release of Equipment. Upon execution of this Agreement, LAW shall return the Equipment to PDC.

         4 Satisfaction of Judgment. Within five days after receipt by ___________ of the Settlement Payment, LAW shall file and record a Satisfaction of Judgment in any jurisdiction in which the Final Judgment has been recorded, and shall promptly deliver to PDC and Guarantor a copy of such recorded Satisfaction of Judgment.

         5. Release. In consideration of such Settlement Payment, LAW hereby releases and discharges PDC, PDC"s directors, officers, shareholders, principals, agents, attorneys, servants, employees, heirs administrators, executors, successors, assigns, representatives and subsidiaries, and Guarantor, Sandra Sowers, from any and all claims, demands, setoffs, defenses, contracts, accounts, suits, debts, agreements, actions, claims or causes of action, counterclaims, sums of money, bonds, bills, specialties, covenants, promises, variances, damages, executions, judgments, controversies and disputes, and any past, present or future duties, responsibilities, or obligations, which LAW may now have or may hereafter have relating, directly or indirectly, to, or arising at any time, directly or indirectly, out of the Lease.

         6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, via telecopier, or via overnight delivery service by a nationally recognized carrier:

PDC:                       P.D.C. Innovative Industries, Inc.
                           Attention: Mr. Paul Smith
                           501 South Dakota Avenue,
                           Suite 1
                           Tampa, FL 33060
                           Telecopier No. (813) 258-0613

LAW:                       L.A.W. Properties Coral Springs, LLC
                           Attention: Clive Usther
                           15499 West Dixie Highway
                           North Miami Beach, FL 33162
                           Telecopier: __________________

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Guarantor:                 Ms. Sandra Sowers
                           4411 NW 105th Terrace
                           Coral Springs, FL 33065
                           Telecopier No. (954) 752-9736

         7. Binding Effect: Assignment. This Agreement shall be binding upon and inure to the benefit of the respective parties and their heirs, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

         8. Modifications, Amendments and Waivers. This Agreement may not be modified or amended except in a writing executed by the parties hereto. No waiver by any party of any breach of any term or provision hereof shall be construed as a waiver of any subsequent breach of that term or provision or any other term or provision of the same or of a different nature.

         9. Unenforcability of Any Term or Provision of Agreement. If any term(s) or provision(s) of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforcability shall apply only to such term(s) or provision(s) and shall not in any way affect or render invalid or unenforceable any other term(s) or provision(s) of this Agreement.

         10. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         11. Counterparts; Facsimile Copies. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An executed copy of this Agreement received by way of facsimile shall be deemed to be an original enforceable and admissible for all purposes as may be necessary under the terms hereof.

         12. Governing Law; Jurisdiction; Waiver of Jury Trial; Recovery of Attorneys' Fees. This Agreement shall be governed by and construed solely in accordance with the laws of the State of Florida without regard to choice or conflict of law provisions. Any actions or proceedings arising out of or relating to this Agreement shall occur solely in the venue and jurisdiction of the federal and state courts located in Broward County, Florida. In recognition of the fact that the issue which would arise under this Agreement are of such a complex nature that they could not be properly tried before a jury, each of the parties waives trial by jury. The prevailing party/parties in any such action or proceeding shall be entitled to recover its/their reasonable attorneys' fees and costs from the other party/parties.

         13. Negotiated Agreement. This Agreement is to be construed fairly and simply and not strictly for or against either of the parties hereto. The parties to this Agreement acknowledge that this is a negotiated agreement, that they


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have each carefully read and reviewed this Agreement, and therefore, agree that in no event shall the terms of this Agreement be construed against either party on the basis that such party or its counsel drafted this Agreement.

         14. Entire Agreement. This Agreement and the Promissory Note constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                           P.D.C. INNOVATIVE INDUSTRIES, INC.


                                           By:/s/ Paul Smith
                                              --------------
                                              Paul Smith, President


                                           L.A.W. Properties Coral Springs, LLC


                                           By:/s/ Lawrence Weiss
                                              ------------------
                                              Lawrence A. Weiss, MD Manager
                                              PRINT NAME AND TITLE



                                           GUARANTOR

                                           /s/ Sandra Sowers
                                           -----------------
                                           Sandra Sowers



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                                 PROMISSORY NOTE

Fort Lauderdale, Florida                                                 $25,000

         FOR VALUE RECEIVED, the undersigned, as maker hereof (the "Maker"), does hereby promise to pay, pursuant to the terms contained herein, in lawful money of the United States of America to Ronald Isriel, Esq., whose address is 30 S.W. 5th Street, Suite 1720, Miami, Florida 33130 for the order of L.A.W. Properties Coral Springs, LLC ("LAW") as payee, the principal sum of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00). Capitalized terms not defined herein shall have the same meaning as set forth in the Settlement and Release Agreement by and between LAW, Maker and Sandra Sowers dated as of February __, 2004.

         The principal amount of $25,000.00 shall bear simple interest at the rate of ten (10%) percent per annum and shall mature on the 30th day of June, 2004 (the "Due Date"), at which time the entire unpaid principal balance, together with the accrued and unpaid interest thereon shall be due and payable, subject to the terms and conditions set forth herein. This Promissory Note may be prepaid in whole or in part at any time prior to maturity without penalty or discount.

         LAW agrees and acknowledges that upon payment in full of the Note to Ronald Isriel, Esq., that Ronald Isriel, Esq. shall hold such payment in trust and shall not release payment to LAW until such time as LAW has delivered to Maker and Guarantor a copy of a recorded Satisfaction of Judgment (which has been filed in any jurisdiction in which the Final Judgment was recorded) and both Maker and Guarantor have authorized Ronald Isriel, Esq. in writing to release such payment.

         In the event that the Maker fails to make payment within five (5) business days after the Due Date or is subject to the commencement, whether voluntary or involuntary, of a bankruptcy, liquidation, or similar proceeding, Maker shall be in default and LAW shall have the right to pursue any and all legal and/or equitable remedies which may then be available to it against the Maker including, but not limited to, accelerating the remaining balance due under the Promissory Note together with applicable interest and declaring such amount immediately due and payable. During the period of any default, the entire unpaid outstanding indebtedness under this Promissory Note shall bear interest at the highest rate permitted by law.

         Maker further agrees to pay LAW's reasonable attorneys' fees and/or actual costs incurred by LAW in connection with the enforcement of this Promissory Note in the event of the Maker's default. Maker hereby waives notice of acceptance, presentment, demand for performance, payment, protest, notice of dishonor or nonpayment of the Note, suit or the taking of any other action by the holder against the Maker.

         The waiver by LAW of the Maker's prompt and complete performance of, or default under, any provision of this Note shall not operate nor be construed as a waiver of any subsequent breach or default, and the failure by LAW to exercise any right or remedy that it may possess under this Note shall not operate nor be construed as a bar to the exercise of that right or remedy upon the occurrence of any subsequent breach or default.

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         This Note shall be governed by and construed solely in accordance with the laws of the State of Florida without regard to its conflict or choice of law principles. The parties hereto agree that all actions and/or proceedings relating directly or indirectly hereto shall be litigated solely in the state courts and/or federal courts located in Broward County, Florida. The parties hereto expressly consent to the jurisdiction of any such courts and to venue therein. In recognition of the fact that the issue which would arise under this Note are of such a complex nature that they could not be properly tried before a jury, each of the parties waives trial by jury. The prevailing party/parties in any such action and/or proceeding shall be entitled to recover his/her/its reasonable attorney's fees and costs from the other party/parties thereto.

         This Note cannot be modified, amended or terminated except in a written instrument agreed to by and executed by LAW and the Maker. This Note may not be assigned without the prior written consent of LAW and Maker.

DATED: March 11, 2004

                                                   MAKER:

                                                   P.D.C. INNOVATIVE
INDUSTRIES, INC.


                                                   By: /s/ Paul Smith
                                                       ---------------------
                                                       Paul Smith, President

ACKNOWLEDGED AND AGREED TO:

L.A.W. Properties Coral Springs, LLC


By: /s/Lawrence A. Weiss
    -----------------------------

    Lawrence A. Weiss, MD Manager
    -----------------------------
    PRINT NAME AND TITLE

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